CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the use of our report on the financial statements of Sutor Technology Group Limited, dated November 30, 2006, except for Note 1 regarding Bronze Marketing, Inc. and Notes 10 and 14, as to which the date is March 12, 2007, with respect to the consolidated balance sheets of Sutor Technology Group Limited and subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 2006 in the Registration Statement of Sutor Technology Group Limited on Form S-1 relating to the registration of 5,467,552 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL, P.C. HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 19, 2007